Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of Justice Delaware Holdco Inc. of our report dated May 25, 2012 relating to the financial statements of Justice Delaware Holdco Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/S/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

London, United Kingdom

May 25, 2012